Exhibit 99.4

CRITERIA CAIXA, S.A.U.

(como Pignorante) / (as Pledgor)

y / and

GOLDMAN SACHS INTERNATIONAL

(como Parte Garantizada) / (as Secured Party)

y / and

CAIXABANK, S.A.

(como Banco de la Cuenta) / (as Account Bank)

PÓLIZA DE GARANTÍA FINANCIERA PIGNORATICIA SOBRE EFECTIVO / DEED (PÓLIZA) OF FINANCIAL SECURITY INTEREST OVER CASH

CONTENIDO
TABLE OF CONTENTS

	CLÁUSula / CLAUSE	Página / PAGE

1	INTERPRETACIÓN Y DEFINICIONES	6
1	INTERPRETATION AND DEFINITIONS	6
2	CONSTITUCIÓN DE GARANTÍA FINANCIERA PIGNORATICIA	8
2	CREATION OF FINANCIAL SECURITY INTEREST	8
3	DESPLAZAMIENTO POSESORIO	9
3	TRANSFER OF POSSESSION	9
4	OBLIGACIONES GARANTIZADAS	10
4	SECURED OBLIGATIONS	10
5	CARÁCTER INDIVISIBLE DE LA GARANTÍA FINANCIERA PIGNORATICIA	11
5	INDIVISIBLE NATURE OF THE FINANCIAL SECURITY INTEREST	11
6	EXTENSIÓN de la GARANTÍA FINANCIERA PIGNORATICIA	12
6	EXTENSION OF THE FINANCIAL SECURITY INTEREST	12
7	OBLIGACIONES DEL PIGNORANTE Y CONSERVACIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	13
7	OBLIGATIONS OF THE PLEDGOR AND PRESERVATION OF THE FINANCIAL SECURITY INTEREST	13
8	DECLARACIONES Y GARANTÍAS DEL PIGNORANTE	16
8	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR	16
9	DECLARACIONES, GARANTÍAS Y COMPROMISOS DEL BANCO DE LA CUENTA	18
9	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE ACCOUNT BANK	18
10	EJECUCIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	19
10	ENFORCEMENT OF THE FINANCIAL SECURITY INTEREST	19
11	PODER IRREVOCABLE	22
11	IRREVOCABLE POWER OF ATTORNEY	22
12	CESIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	24
12	ASSIGNMENT OF THE FINANCIAL SECURITY INTEREST	24
13	EXTINCIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA Y DEVOLUCIÓN DEL EFECTIVO	25
13	CANCELLATION OF THE FINANCIAL SECURITY INTEREST AND RETURN OF THE CASH	25
14	NOTIFICACIONES	25
14	NOTICES	25
15	IMPUESTOS Y GASTOS	27
15	TAXES AND EXPENSES	27
16	MODIFICACIÓN DEL CONTRATO	28
16	AMENDMENT OF THE AGREEMENT	28
17	CLÁUSULAS NULAS O ANULABLES	28
17	SEVERABILITY	28
18	COPIAS	28
18	COPIES	28
19	IDIOMA	28
19	LANGUAGE	28
20	EFICACIA DE LA GARANTÍA FINANCIERA PIGNORATICIA	28
20	EFFECTIVENESS OF THE FINANCIAL SECURITY INTEREST	28
21	LEY APLICABLE Y JURISDICCIÓN	29
21	APPLICABLE LAW AND JURISDICTION	29
22	RATIFICACIÓN DEL CONTRATO	30
22	RATIFICATION OF THE AGREEMENT	30

anexo (C) / SCHEDULE (C) COPIA DEL CONTRATO DE LA CUENTA / COPY OF THE ACCOUNT AGREEMENT
anexo 2.3 / SCHEDULE 2.3 NOTIFICACIÓN AL BANCO DE LA CUENTA / NOTIFICATION TO THE ACCOUNT BANK
anexo 10.3 / SCHEDULE 10.3 NOTIFICACIÓN DE EJECUCIÓN / ENFORCEMENT NOTICE

PÓLIZA DE GARANTÍA FINANCIERA PIGNORATICIA SOBRE EFECTIVO	DEED (PÓLIZA) OF FINANCIAL SECURITY INTEREST OVER CASH
En Madrid y Barcelona, a 31 de julio de 2024.	In Madrid and Barcelona, on 31 July 2024.
Con la intervención de D. Fernando Molina Stranz, Notario de Madrid y de su Ilustre Colegio, y en Barcelona, en la misma fecha, con la intervención de Dña. Blanca Pardo García, Notario de Barcelona y del Ilustre Colegio de Notarios de Cataluña, expresamente requeridos para este acto.	With the intervention of Mr. Fernando Molina Stranz, Notary of Madrid and of its Illustrious Bar Association, and in Barcelona, on this same date, with the intervention of Ms. Blanca Pardo García, Notary of Barcelona and of the Catalonia’s Illustrious Bar Association, expressly required for this purpose.
REUNIDOS	BETWEEN
De una parte,	On one hand,

(1)

CRITERIA CAIXA, S.A.U. una sociedad cuyos datos registrales son los que figuran en la intervención de la presente póliza. Los datos personales de su(s) representante(s), así como los del poder en virtud del cual comparece(n) son los que figuran en la intervención de la presente póliza (el “Pignorante”).

(1)

CRITERIA CAIXA, S.A.U. a company which registration details are those set out in the intervention hereof. The personal details of its representative(s), as well as the details of the power of attorney by virtue of which such representative(s) appear(s) are those set out in the intervention hereof (the “Pledgor”).

De otra parte,	On the other hand,

(2)

GOLDMAN SACHS INTERNATIONAL, una sociedad cuyos datos registrales son los que figuran en la intervención de la presente póliza. Los datos personales de su(s) representante(s), así como los del poder en virtud del cual comparece(n) son los que figuran en la intervención de la presente póliza (la “Parte Garantizada”).

(2)

GOLDMAN SACHS INTERNATIONAL, a company which registration details are those set out in the intervention hereof. The personal details of its representative(s), as well as the details of the power of attorney by virtue of which such representative(s) appear(s) are those set out in the intervention hereof (the “Secured Party”).

De otra parte,	On the other hand,
(3) GOLDMAN SACHS INTERNATIONAL, como agente de cálculo (Calculation Agent) (el “Agente de Cálculo”).	(3) GOLDMAN SACHS INTERNATIONAL, as calculation agent (the “Calculation Agent”).
Y, de otra parte,	And, on the other hand,

(4)

CAIXABANK, S.A., una sociedad cuyos datos registrales son los que figuran en la intervención de la presente póliza. Los datos personales de su(s) representante(s), así como los del poder en virtud del cual comparece(n) son los que figuran en la intervención de la presente póliza (el “Banco de la Cuenta”).

(4)

CAIXABANK, S.A., a company which registration details are those set out in the intervention hereof. The personal details of its representative(s), as well as the details of the power of attorney by virtue of which such representative(s) appear(s) are those set out in the intervention hereof (the “Account Bank”).

El Banco de la Cuenta otorga la presente Póliza para tomar razón (i) de la constitución de la Garantía Financiera Pignoraticia (que figura en la Cláusula 2 siguiente); (ii) de las declaraciones, garantías y compromisos (que figuran en la Cláusula 9 siguiente); (iii) los mecanismos de ejecución (que figuran en la Cláusula 10 siguiente); y (iv) del cumplimiento de las obligaciones previstas para el mismo en virtud de la presente Garantía Financiera Pignoraticia, incluyendo, sin limitación la Cláusula 14.	The Account Bank executes this Deed for the purposes of acknowledging (i) the creation of the Financial Security Interest (as set out in Clause 2 below); (ii) the representation, warranties and undertakings (as set out in Clause 9 below); and (iii) the enforcement mechanisms (as set out in Clause 10 below); and (iv) the compliance with the obligations provided for it under this Financial Security Interest, including, without limitation, Clause 13.
Cada uno de los intervinientes será denominado una “Parte” y conjuntamente, las “Partes”.	Each of the above, a “Party” and together, the “Parties”.
El Pignorante y la Parte Garantizada reconociéndose mutuamente capacidad plena para otorgar la presente Póliza	The Pledgor and the Secured Party mutually recognising each other’s capacity to enter into this Deed, hereby
EXPONEN	DECLARE

(A)

Que, en fecha 5 de abril de 2024, el Pignorante y la Parte Garantizada han suscrito una confirmación (tal y como ha sido novada y refundida en cada momento y, en particular, en el día de hoy, la “Confirmación”), que suplementa, forma parte de, y está sujeta al ISDA Master Agreement, junto con su Anexo de Soporte de Crédito (Credit Support Annex), suscrito en fecha 16 de diciembre de 2016 (el “Contrato Máster ISDA”, y junto con la Confirmación, el “Contrato”).

(A)

That, on 5 April 2024, the Pledgor and the Secured Party have entered into a confirmation (as amended and restated from time to time and, in particular, on the date hereof, the “Confirmation”), which supplements, forms part of, and is subject to the ISDA Master Agreement, together with the Credit Support Annex thereof dated as of 16 December 2016 (the “ISDA Master Agreement”, and together with the Confirmation, the “Agreement”).

El Contrato ha sido otorgado sobre la base y el entendimiento de que la operación reflejada en el mismo constituye una operación financiera de la que se derivan obligaciones financieras principales, tal y como se definen en el Real Decreto-Ley 5/2005, de 11 de marzo, de reformas urgentes para el impulso de la productividad y para la mejora de la contratación pública (tal y como pueda ser novado en cada momento) (en lo sucesivo, el “RDL 5/2005”), lo cual aceptan y manifiestan todas las Partes expresamente.	The Agreement has been effected on the basis and the understanding that the transaction reflected therein is a financial transaction from which principal financial obligations arise, as defined in the Royal Decree-Law 5/2005, 11 March (hereinafter, as may be amended from time to time, the “RDL 5/2005”), all of which the Parties hereto expressly accept and represent.

(B)

Que, en el día de hoy, junto con la presente Garantía Financiera Pignoraticia (tal y como dicho término se define a continuación), el Pignorante ha otorgado una póliza de garantía financiera pignoraticia sobre 185.136.784 acciones de Telefónica, S.A. (la “Garantía Financiera Pignoraticia sobre Acciones”).

(B)

That, on the date hereof, together with this Financial Security Interest (as such term is defined below), the Pledgor has granted a deed (póliza) of financial security interest over 185,136,784 shares in Telefónica, S.A. (the “Financial Security Interest over Shares”).

(C) Que el Pignorante es titular de la siguiente cuenta bancaria número [***] (la “Cuenta Bancaria”) abierta con el Banco de la Cuenta.	(C) The Pledgor is the owner of the following bank account number [***] (the “Bank Account”) opened with the Account Bank.
El contrato en el que se documenta la Cuenta Bancaria será denominado el “Contrato de la Cuenta”.	The agreement whereby the Bank Account is formalized shall be referred to as the “Account Agreement”.
Se adjunta como Anexo (C) una copia del Contrato de la Cuenta.	Attached hereto as Schedule (C) is a copy of the Account Agreement.
(D) Que el Pignorante es pleno y legítimo titular del efectivo presente y futuro susceptible de pignoración que en cada momento se halle depositado en la Cuenta Bancaria.	(D) That the Pledgor is the sole and legitimate owner of the present and future cash that can be subject to a pledge which may be deposited in the Bank Account.

(E)

Que el Pignorante se ha comprometido frente a la Parte Garantizada, de forma irrevocable e incondicional, a otorgar una garantía financiera pignoraticia sometida a lo establecido en el RDL 5/2005 sobre todo el efectivo que se encuentre depositado en la Cuenta Bancaria en cada momento, junto con los derechos de crédito que se deriven en cada momento a favor del Pignorante frente al Banco de la Cuenta (conjuntamente el “Efectivo”) en garantía del íntegro y puntual pago y/o cumplimento de las Obligaciones Garantizadas (tal y como dicho término se define en la Cláusula 2.1 siguiente). Las Partes declaran que el otorgamiento de la presente garantía financiera pignoraticia sometida a lo establecido en el RDL 5/2005 es y ha sido una condición esencial para que la Parte Garantizada haya suscrito el Contrato.

(E)

That the Pledgor has irrevocably and unconditionally undertaken before the Secured Party to grant a financial security interest subject to the RDL 5/2005 over all the cash deposited in the Bank Account from time to time, and the credit rights that derive at any given time in favour of the Pledgor against the Account Bank (the “Cash”) as security for the full and timely payment and/or performance of the Secured Obligations (as such term is defined in Clause 2.1 below). The Parties declare that the granting of this financial security interest subject to the RDL 5/2005 is and has been an essential condition for the Secured Party to enter into the Agreement.

(F)

Que, en virtud de cuanto antecede, las Partes han convenido en suscribir esta póliza (la “Póliza”) de Garantía Financiera Pignoraticia (tal y como dicho término se define a continuación) sobre el Efectivo, sometida a lo establecido en el RDL 5/2005, de conformidad con las siguientes

(F)

Pursuant to the above, the Parties have agreed to enter into this deed (póliza) (the “Deed”) of Financial Security Interest (as such term is defined below) over the Cash subject to the RDL 5/2005, in accordance with the following

CLÁUSULAS	CLAUSES
1. INTERPRETACIÓN Y DEFINICIONES	1. INTERPRETATION AND DEFINITIONS

1.1

A efectos de la presente Póliza, y salvo que otra cosa se establezca en la misma, los términos que aparezcan con mayúscula tendrán el mismo significado que en el Contrato. En caso de discrepancia entre los términos de la presente Póliza y los términos del Contrato, prevalecerá lo previsto en el Contrato.

1.1

For the purposes of this Deed, and unless otherwise provided herein, capitalised terms shall have the meaning ascribed to them in the Agreement. In case of discrepancy between the terms of this Deed and the terms of the Agreement, the provisions of the Agreement shall prevail.

Salvo que del contexto se deduzca lo contrario, las palabras (incluyendo las palabras definidas en la presente Póliza), en singular incluirán el plural y viceversa, las palabras del género masculino incluirán el género femenino y neutro, y las palabras que hagan referencia a una persona incluirán una persona jurídica o sociedad y viceversa.	Unless the context otherwise requires, words (including words defined in this Deed) denoting the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders, and words importing a person shall include a body corporate or firm and vice versa.
Cualquier referencia a cualquier documento incluye ese documento tal y como haya o pueda ser modificado, variado, cedido, novado, refundido o suplementado en cada momento y cualquier referencia a una parte incluirá a sus sucesores, cesionarios autorizados y sus beneficiarios autorizados.	Any reference to any document includes that document as it has or may be amended, varied, assigned, novated, restated or supplemented from time to time and any reference to a party shall include that party’s successors in title, permitted assignees and permitted transferees.
1.2 Esta Póliza no modifica los términos y condiciones del Contrato, que permanecerán sujetos a sus propios términos y condiciones.	1.2 This Deed shall not alter of affect the terms and conditions of the Agreement which will remain in full force and effect subject to their own terms and conditions.
1.3 El Pignorante y la Parte Garantizada manifiestan conocer y aceptar, en toda su integridad, los términos y condiciones del Contrato del que son parte y por lo tanto tienen copia.	1.3 The Pledgor and the Secured Parties state that they know and accept in full the terms and conditions of the Agreement to which they are a party and therefore have a copy.
1.4 A los propósitos de la presente Póliza:	1.4 For the purposes of this Deed:
“Días Hábiles” significa un día (distinto de sábado o domingo) en el que los bancos estén abiertos para efectuar operaciones en Madrid and Barcelona.	“Business Day” means a day (other than Saturday or Sunday) on which banks are open for business in Madrid and Barcelona.

“Efectivo” tiene el significado atribuido en el expositivo (D) de la presente Póliza.	“Cash” has the meaning ascribed to it in recital (D) of this Deed.
“Supuesto de Ejecución” significa (i) la designación por la Parte Garantizada de una fecha de vencimiento anticipada (Early Termination Date) de conformidad con el Contrato Máster ISDA; (ii) el acaecimiento de un supuesto de incumplimiento (Event of Default) bajo el Contrato Máster ISDA respecto del cual el Pignorante sea la parte incumplidora (Defaulting Party); o (iii) el acaecimiento de un supuesto de vencimiento (Termination Event) bajo el Contrato Máster ISDA respecto del cual el Pignorante sea la parte afectada (Affected Party), en el entendido de que se considerará que dicho Supuesto de Ejecución ha dejado de existir si el Pignorante (antes de que la Parte Garantizada ejecute esta Garantía Financiera Pignoraticia) ha cumplido íntegramente las Obligaciones Garantizadas.	“Enforcement Event” means (i) the designation by the Secured Party of an Early Termination Date pursuant to the ISDA Master Agreement; (ii) the occurrence of an Event of Default under the ISDA Master Agreement in respect of which the Pledgor is the Defaulting Party, or (iii) the occurrence of a Termination Event under the ISDA Master Agreement in respect of which the Pledgor is the Affected Party, provided always that such Enforcement Event shall be deemed to cease to exist if the Pledgor has (prior to the Secured Party enforcing this Financial Security Interest) discharged in full the Secured Obligations.
“Contrato” tiene el significado atribuido en el expositivo (A) de la presente Póliza.	“Agreement” has the meaning ascribed to it in recital (A) of this Deed.
“Garantía Financiera Pignoraticia” tiene el significado atribuido en la Cláusula 2.1 siguiente de la presente Póliza.	“Financial Security Interest” has the meaning ascribed to it in Clause 2.1 below.
“Garantía Financiera Pignoraticia sobre Acciones” tiene el significado atribuido en el expositivo (B) de la presente Póliza.	“Financial Security Interest over Shares” has the meaning ascribed to it in recital (B) of this Deed.
“RDL 5/2005” tiene el significado atribuido en el expositivo (A) de la presente Póliza.	“RDL 5/2005” has the meaning ascribed to it in recital (A) of this Deed.
“Obligaciones Garantizadas” tiene el significado atribuido en la Cláusula 2.1 siguiente.	“Secured Obligations” has the meaning ascribed to it in Clause 2.1 below.
Firmante Autorizado de la Parte Garantizada” significa cualquiera de los firmantes autorizados de la Parte Garantizada cuya firma se contenga en el Anexo 10.4 de la presente Póliza. A los efectos de la presente definción, las Partes reconocen que la Parte Garantizada podrá actualizar el listado de Firmantes Autorizados de la Parte Garantizada en cualquier momento.	“Secured Party Authorised Signatory” means any of the authorised signatories of the Secured Party whose signature is set out in Schedule 10.4 of this Deed. For the purposes of this definition, the Parties acknowledge that the Secured Party may update the list of the Secured Party Authorized Signatories from time to time.

2. CONSTITUCIÓN DE GARANTÍA FINANCIERA PIGNORATICIA	2. CREATION OF FINANCIAL SECURITY INTEREST

2.1

En garantía del íntegro y puntual cumplimiento por parte del Pignorante de todas las obligaciones y responsabilidades exigibles presentes o futuras, debidas o incurridas por el Pignorante frente a la Parte Garantizada bajo el Contrato, ya sean actuales o contingentes, junto con todos los intereses que se devenguen y todos los costes y gastos incurridos por la Parte Garantizada en conexión con el Contrato (en lo sucesivo, las “Obligaciones Garantizadas”) y sin perjuicio de la responsabilidad patrimonial universal del Pignorante establecida en el artículo 1.911 del Código Civil, que no se entiende limitada en modo alguno por la constitución de esta garantía financiera pignoraticia, y cualesquiera otras garantías constituidas a favor de la Parte Garantizada, el Pignorante, de forma irrevocable e incondicional, por la presente constituye a favor de la Parte Garantizada una garantía financiera pignoraticia de primer rango de conformidad con lo establecido en el RDL 5/2005 sobre (i) la Cuenta Bancaria; y (ii) sobre el Efectivo. La Parte Garantizada acepta el derecho real de prenda (en adelante, la “Garantía Financiera Pignoraticia”).

2.1

As security for the full and timely payment and/or performance of all the obligations or liabilities due, owing or incurred to the Secured Party by the Pledgor under the Agreement at present or in the future, whether actual or contingent, together with all interest accruing thereon and all reasonable costs and expenses incurred by the Secured Party in connection the Agreement (hereinafter the “Secured Obligations”), and without prejudice to the universal patrimonial liability of the Pledgor as set out by article 1,911 of the Spanish Civil Code, which is not limited in any way by the creation of this financial security interest, and any other security or guarantee granted in favour of the Secured Party, the Pledgor hereby irrevocably and unconditionally creates in favour of the Secured Party a first ranking financial security interest in accordance with the RDL 5/2005 over (i) the Bank Account; and (ii) the Cash. The Secured Party hereby accepts such right of pledge in its own (hereinafter, the “Financial Security Interest”).

2.2

El Banco de la Cuenta toma razón de la constitución de la presente Garantía Financiera Pignoraticia, de los términos y condiciones de sus obligaciones previstas en la presente Garantía Financiera Pignoraticia, de los mecanismos de ejecución, así como de los términos y condiciones del modelo de notificación de ejecución que se incluye en la misma.

2.2

The Account Bank acknowledges the creation of this Financial Security Interest, of the terms and conditions of its obligations set out in this Financial Security Interest, the enforcement mechanisms as well as of the terms and conditions of enforcement notice included therein.

2.3

Mediante la firma de la presente Póliza, el Banco de la Cuenta se compromete a cumplir con las obligaciones establecidas en la Cláusula 9 y a (i) no procesar ninguna instrucción recibida del Pignorante que tenga como resultado una transferencia del Efectivo sin el consentimiento previo por escrito de un Firmante Autorizado de la Parte Garantizada, debiendo dicho Firmante Autorizado de la Parte Garantizada acreditar sus poderes de representación (consentimiento que se entenderá otorgado mediante la firma y envío de la notificación adjunta como Anexo 2.3 al Banco de la Cuenta por un Firmante Autorizado de la Parte Garantizada y el Pignorante) o salvo aquellas transferencias por el cobro de comisiones pactadas con el propio Banco de la Cuenta en relación con la cuenta o los valores; y (ii) no aceptar ninguna instrucción para constituir una carga o gravamen sobre el Efectivo sin el consentimiento previo de la Parte Garantizada.

2.3

By executing this Deed the Account Bank undertakes to comply with the obligations set out in Clause 9 and (i) not action any instruction of the Pledgor which may result in a transfer of the Cash without the applicable Secured Party Authorised Signatory prior written consent, being such Secured Party Authorised Signatory required to provide the relevant powers of attorney (such consent shall be deemed to be granted by the execution and delivery to the Account Bank of the notice attached hereto as Schedule 2.3 by a Secured Party Authorized Signatory and the Pledgor); except for those transfers for the collection of fees agreed with the Account Bank itself in connection with the account or securities; and (ii) not to accept any instructions to create any lien or encumbrance over the Cash without the Secured Party’s prior consent.

[***]	[***]
Asimismo, el Pignorante y la Parte Garantizada por la presente instruyen al Banco de la Cuenta, el cual acepta, para que bloquee la Cuenta Bancaria durante toda la vigencia de la presente Garantía Financiera Pignoraticia. No obstante lo anterior, la Parte Garantizada dará las oportunas instrucciones al Banco de la Cuenta para que libere dichos importes mediante notificación conforme al Anexo 2.3.	Likewise, the Pledgor and the Secured Party hereby instruct the Account Bank, which accepts, to block the Bank Account during the existence of the Financial Security Interest. Notwithstanding the foregoing, the Pledgor will instruct the Account Bank to release the Cash as required by means of the Notification set out in Schedule 2.3.
3. DESPLAZAMIENTO POSESORIO	3. TRANSFER OF POSSESSION
3.1 El Banco de la Cuenta por la presente toma razón de la constitución de la presente Garantía Financiera Pignoraticia sobre la Cuenta Bancaria y el Efectivo.	3.1 The Account Bank hereby acknowledges the creation of this Financial Security Interest over the Bank Account and the Cash.

3.2

Las Partes acuerdan que la firma de la presente póliza por el Banco de la Cuenta tiene los efectos del traslado posesorio y cumple con los requisitos de aportación previstos en el artículo 1.863 del Código Civil y en el artículo 8.2 (a) del RDL 5/2005.

3.2

The Parties hereby agree that the execution of this Deed shall have the effects of the transfer of possession and complies with the requirements of contribution (aportación) established in article 1,863 of the Spanish Civil Code and article 8.2 (a) of RDL 5/2005.

4. OBLIGACIONES GARANTIZADAS	4. SECURED OBLIGATIONS

4.1

La Garantía Financiera Pignoraticia que se constituye en virtud de la presente Póliza garantiza, en favor de la Parte Garantizada y, en su caso, de todos sus cesionarios y sucesores, el íntegro y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas. De esta forma, la Garantía Financiera Pignoraticia garantiza todas y cada una de las Obligaciones Garantizadas y cualesquiera otras obligaciones del Pignorante derivadas del Contrato, incluyendo aquellas nacidas con ocasión de la resolución de las operaciones celebradas en virtud del Contrato.

4.1

The Financial Security Interest which is created by way of this Deed secures, in favour of the Secured Party and, if applicable, of any and all of their assignees and transferees, the full and timely payment and/or performance of each and all of the Secured Obligations. In this regard, the Financial Security Interest secures each and all of the Secured Obligations, and any other obligations of the Pledgor under the Agreement, including those arising from the termination of the transactions entered into pursuant to the Agreement.

4.2 El Pignorante por la presente acuerda expresamente que:	4.2 The Pledgor hereby expressly agrees that:

(a)

La Parte Garantizada podrá ejecutar la Garantía Financiera Pignoraticia sobre el Efectivo titularidad del Pignorante independientemente de la realización de cualesquiera otras acciones ejecutivas o de realización (por la Parte Garantizada y/o una tercera parte) de los bienes del Pignorante.

(a)

The Secured Party is entitled to enforce the Financial Security Interest over the Cash owned by the Pledgor independently of any other enforcement actions brought (by the Secured Party and/or a third party) over any and each of the Pledgor’s assets.

(b)

El alcance de la Garantía Financiera Pignoraticia creada en virtud de la presente Póliza no se verá modificado en modo alguno por cualquier actuación que, en su caso, pudiera llevar a cabo la Parte Garantizada:

(b) The scope of the Financial Security Interest created by virtue of this Deed shall not be affected in any way by any action which, if applicable, may be taken by the Secured Party:
(1) en relación con el voto a favor o en contra o la aprobación de un eventual plan de reestructuración o convenio de acreedores del Pignorante para el caso de que el mismo fuera declarado en concurso, y el Pignorante y la Parte Garantizada acuerdan que mantendrán invariables las obligaciones del Pignorante en los términos pactados en la presente Póliza, como si tal actuación no se hubiera producido, incluso si la Parte Garantizada votara a favor de cualquier convenio; o	(1) in respect of the vote in favour of or against, or the approval of a restructuring plan or a potential recovery plan of the Pledgor in the event it is declared insolvent, and the Pledgor and the Secured Party hereby agree that the obligations of the Pledgor shall be kept invariable on the terms agreed herein as if such action had not taken place (even if the Secured Party votes in favour of the recovery plan); or

(2) en el supuesto en que la Parte Garantizada solicite la liquidación del Pignorante, e independientemente de que se haya abierto la fase de liquidación (o procedimiento equivalente).	(2) in the event the Secured Party requests the liquidation of the Pledgor, and independently of whether or not the liquidation stage (or similar proceeding) has started.
Si la Parte Garantizada fuera requerida a reintegrar cualquier suma recibida del Pignorante en concurso en pago de las Obligaciones Garantizadas, en virtud de cualesquiera acciones de reintegración o rescisión, el importe de dichas sumas pasará de nuevo, de forma automática, a formar parte de las Obligaciones Garantizadas quedando por tanto dichos importes asegurados por la Garantía Financiera Pignoraticia en toda su integridad.	If the Secured Party were required to return any monies received from the insolvent Pledgor as a result of any claw-back action or similar actions, the amount of such monies will automatically become again part of the Secured Obligations and will therefore be fully covered by the Financial Security Interest.

4.3

Responsabilidad patrimonial universal del Pignorante: La Garantía Financiera Pignoraticia constituida en virtud de la presente Póliza y el ejercicio de la acción real pignoraticia que lleva aparejada se entienden sin perjuicio de la responsabilidad patrimonial universal Pignorante, que no resultará limitada en modo alguno por la constitución de esta Garantía Financiera Pignoraticia.

4.3

Universal patrimonial liability of the Pledgor: The Financial Security Interest created herein and the exercise of the in rem action linked to it exist without prejudice to the universal patrimonial liability of the Pledgor, which shall not be limited in any way by the creation of this Financial Security Interest.

5. CARÁCTER INDIVISIBLE DE LA GARANTÍA FINANCIERA PIGNORATICIA	5. INDIVISIBLE NATURE OF THE FINANCIAL SECURITY INTEREST

5.1

La Garantía Financiera Pignoraticia aquí constituida tiene carácter indivisible. En consecuencia, todo el Efectivo garantiza el íntegro y puntual pago y/o cumplimiento de todas las Obligaciones Garantizadas, sin que, por tanto, el pago y/o cumplimiento parcial de las mismas suponga cancelación proporcional de la Garantía Financiera Pignoraticia, que sólo se cancelará conforme a lo previsto en la presente Póliza.

5.1

The Financial Security Interest created hereby is of an indivisible nature. Consequently, each and all of the Cash secure the full and timely payment and/or performance of all of the Secured Obligations, without partial payment and/or performance thereof proportionally extinguishing the Financial Security Interest which shall only be extinguished in accordance with this Deed.

5.2 Lo anterior no afectará ni limitará la facultad de la Parte Garantizada de ejecutar parcialmente la Garantía Financiera Pignoraticia de acuerdo con lo establecido en la Cláusula 10 posterior.	5.2 The foregoing shall not affect or limit in any way the Secured Party’s right to the partial enforcement of the Financial Security Interest pursuant to Clause 10 below.

6. EXTENSIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	6. EXTENSION OF THE FINANCIAL SECURITY INTEREST

6.1

La Garantía Financiera Pignoraticia, como garantía pignoraticia de primer rango, se extenderá de forma automática, en los mismos términos y rango que la presente Póliza, a (y comprenderá) cualquier derecho, título, valor, garantía, activo (material o inmaterial), dinero o fondos que sustituyan, correspondan o sean canjeables por el Efectivo, que se entenderán igualmente pignorados en virtud de la presente Garantía Financiera Pignoraticia, por subrogación in rem del Efectivo.

6.1

The Financial Security Interest, as first ranking security interest, shall be automatically extended on the same terms and with the same ranking set forth in this Deed, to (and will comprise) any right, credit, security asset (tangible or intangible), money or funds which substitute, correspond or are exchangeable for the Cash, which will be understood to be equally pledged under this Financial Security Interest, as a result of a subrogation in rem over the Cash.

Cualesquiera otros bienes o derechos que sustituyan al Efectivo, incluido expresamente el dinero en efectivo en cualquier moneda, se entenderán igualmente pignorados en virtud de la presente Garantía Financiera Pignoraticia, por subrogación in rem del Efectivo.	Any other rights or goods which may replace the Cash, expressly including cash in any currency, will be understood to be equally pledged under this Financial Security Interest, as a result of a subrogation in rem over the Cash.

6.2

Las Partes acuerdan que la Parte Garantizada podrá solicitar al Pignorante (actuando de forma razonable) que se otorguen, y éste se obliga a otorgar, cuantos documentos públicos o privados fueran razonablemente precisos o convenientes (incluidas cesiones, cesiones con novación, hipotecas, prendas, notificaciones e instrucciones) para formalizar la citada extensión de la Garantía Financiera Pignoraticia. Ello podrá instrumentarse, si así lo solicita la Parte Garantizada, mediante el otorgamiento de la clase de garantía que proceda en función de la naturaleza del bien que sustituya o que corresponda al Efectivo, manteniéndose en todo caso el rango de la Garantía Financiera Pignoraticia.

6.2

The Parties agree that the Secured Party (acting reasonably) may request the Pledgor, and the Pledgor undertakes to comply with such request to execute all the public or private documents (including assignments, transfers, mortgages, charges, notices and instructions) that may be reasonably necessary or advisable in order to better formalise the referred extension of the Financial Security Interest. This shall be formalised, upon request by the Secured Party, by means of the execution of the relevant security taking into account the nature of the asset replacing or corresponding to the Cash, maintaining in any event the ranking of the Financial Security Interest.

6.3

En cualquier caso, de acuerdo con lo establecido en el artículo 10 del RDL 5/2005, los valores o el efectivo a los que, en su caso, se haya extendido la Garantía Financiera Pignoraticia de conformidad con lo anterior, tendrán la consideración de parte integrante de la propia Garantía Financiera Pignoraticia y serán tratados como si se hubieran aportado simultáneamente al objeto inicial de la Garantía Financiera Pignoraticia en virtud de esta Póliza.

6.3

In any case, in accordance with the provisions under article 10 of RDL 5/2005, the securities or cash to which the Financial Security Interest may be extended in compliance with the paragraph above, shall be deemed to be part of the Financial Security Interest and shall be treated as if they had been initially pledged under this Deed.

6.4

El Pignorante se obliga a notificar a la Parte Garantizada el acaecimiento de cualquiera de las circunstancias descritas en la Cláusula 6.1 no más tarde de la fecha en la que haya tenido conocimiento de las mismas.

6.4

The Pledgor undertakes to notify the Secured Party if any of the circumstances described in Clause 6.1 arises. Such notification shall take place no later than the day following the Pledgor being on notice of any of such circumstances.

7. OBLIGACIONES DEL PIGNORANTE Y CONSERVACIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	7. OBLIGATIONS OF THE PLEDGOR AND PRESERVATION OF THE FINANCIAL SECURITY INTEREST

7.1

El Pignorante se obliga a depositar en la Cuenta Bancaria todos los importes recibidos en relación con las acciones de Telefónica, S.A. pignoradas en cada momento en favor de la Parte Garantizada, que deban ser depositados en virtud de la Garantía Financiera Pignoraticia sobre Acciones.

7.1

The Pledgor undertakes to deposit in the Bank Account all the amounts it shall receive in relation to the Telefónica, S.A. shares pledged from time to time in favor of the Secured Party pursuant to the Financial Security Interest over Shares.

7.2 El Pignorante no podrá, sin el previo consentimiento por escrito de la Parte Garantizada, trasladar la custodia del Efectivo a una entidad distinta del Banco de la Cuenta.	7.2 The Pledgor shall not, without the prior written consent of the Secured Party, transfer the custody of the Cash to an entity other than the Account Bank.

7.3

En tanto subsista la Garantía Financiera Pignoraticia que por la presente Póliza se constituye sobre el Efectivo, el Pignorante no podrá venderlo, prestarlo, transmitirlo, o cederlo, canjearlo, gravarlo ni disponer del mismo de cualquier otra manera ni constituir ni permitir que se constituya ningún derecho de opción o restricción (contractual o de cualquier otro tipo) a su libre transmisibilidad (a excepción de esta Garantía Financiera Pignoraticia), ni eludir el cumplimiento de cuantas obligaciones le puedan corresponder en tanto que es titular del Efectivo, salvo que haya recibido la expresa autorización previa y por escrito de la Parte Garantizada mediante la firma y envío de la notificación adjunta como Anexo 2.3 al Banco de la Cuenta por un Firmante Autorizado de la Parte Garantizada y el Pignorante.

7.3

During the term of the Financial Security Interest created over the Cash pursuant to this Agreement, the Pledgor shall not sell, lend, transfer, swap, charge or dispose of the Cash in any other manner nor create or allow to create any option or restriction (either contractual or of any other kind) on their free transferability (except for this Financial Security Interest), and not to fail to comply with all its obligations as owner of the Cash, unless it has received the Secured Party’s express prior written consent by means of the execution and delivery to the Account Bank of the notice attached hereto as Schedule 2.3 by a Secured Party Authorized Signatory and the Pledgor.

Tras la solicitud de la Parte Garantizada, el Pignorante llevará a cabo cualesquiera acciones comercialmente razonables que estén a su disposición que pudieran ser necesarias al objeto de la creación, perfección, protección o mantenimiento de la Garantía Financiera Pignoraticia creada en beneficio de la Parte Garantizada en virtud de la presente Póliza.	At the request of the Secured Party, the Pledgor shall take all such commercially reasonable action as is available to it as may be necessary for the purpose of the creation, perfection, protection or maintenance of the Financial Security Interest conferred on the Secured Party by or pursuant to this Deed.
Cualquier coste derivado de cualquier actuación llevada a cabo en relación con esta Cláusula será asumido por el Pignorante.	Any cost arising from any performance in connection with this Clause will be borne by the Pledgor.

7.4

El Pignorante llevará a cabo cualesquiera actuaciones u otorgará cualesquiera documentos (incluyendo cesiones, transferencias, garantías, notificaciones e instrucciones) que la Parte Garantizada pudiera solicitar razonablemente (y en el modo en que la Parte Garantizada razonablemente solicite) para:

7.4

The Pledgor shall promptly do all such acts or execute all such documents (including assignments, transfers, charges, notices and instructions) as the Secured Party may reasonably specify (and in such form as the Secured Party may reasonably require) in order to:

(a)

perfeccionar la Garantía Financiera Pignoraticia creada en virtud de la presente Póliza o para el ejercicio de cualesquiera derechos, poderes y compensaciones de la Parte Garantizada otorgados en virtud de la presente Póliza o por ley; y/o

(a)

to perfect the Financial Security Interest created by virtue of this Deed or for the exercise of any rights, powers and remedies of the Secured Party provided by or pursuant to this Deed or by law; and/or

(b) facilitar la ejecución de los activos que son objeto de la Garantía Financiera Pignoraticia creada en virtud de la presente Póliza.	(b) to facilitate the realisation of the assets which are subject of the Financial Security Interest created by virtue of this Deed.
Asimismo, el Pignorante llevará a cabo cualesquiera acciones que estén a su disposición que pudieran ser necesarias al objeto de la creación, perfección, protección o mantenimiento de cualquier Garantía Financiera Pignoraticia creada en beneficio de la Parte Garantizada en virtud de la presente Póliza.	Additionally, the Pledgor shall take all such action as is available to it as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Financial Security Interest conferred on the Secured Party by or pursuant to this Deed.

7.5

El Pignorante no causará ni permitirá que se lleve a cabo ninguna acción que en cualquier forma perjudique los derechos de la Parte Garantizada ni la validez o ejecución de la Garantía Financiera Pignoraticia o los derechos de la Parte Garantizada al amparo de la presente Garantía Financiera Pignoraticia. En particular, pero sin limitación, durante la vigencia de la Garantía Financiera Pignoraticia, el Pignorante se compromete irrevocable e incondicionalmente a mantener y hacer que se mantengan en todo momento la Garantía Financiera Pignoraticia sobre el Efectivo, así como la prioridad y el rango de la misma. Igualmente, el Pignorante se compromete irrevocable e incondicionalmente a:

7.5

The Pledgor shall not cause or allow any action to be taken which may in any way prejudice the rights of the Secured Party or the validity, enforceability or enforcement of the Financial Security Interest created pursuant to this Deed or the rights of the Secured Party under this Financial Security Interest. In particular, and without limitation, during the existence of the Financial Security Interest, the Pledgor irrevocably and unconditionally undertakes to preserve and cause to be preserved at all times the Financial Security Interest over the Cash, as well as the priority and the rank of the same. Similarly, the Pledgor irrevocably and unconditionally undertakes to:

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7.6 Asimismo, durante la vigencia de la Garantía Financiera Pignoraticia, el Pignorante se compromete, de forma irrevocable e incondicional a:	7.6 Likewise, during the term of the Financial Security Interest, the Pledgor irrevocably and unconditionally undertakes:
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8. DECLARACIONES Y GARANTÍAS DEL PIGNORANTE	8. REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR
8.1 El Pignorante, además de las declaraciones y garantías realizadas bajo el Contrato, por la presente declara y garantiza a favor de la Parte Garantizada que a la fecha de la presente Póliza:	8.1 The Pledgor, in addition to the representations and warranties made under the Agreement, hereby represents and warrants in favour of the Secured Party that as at the date of this Deed:
(a) Conoce en su integridad y sin la menor reserva los términos y condiciones del Contrato.	(a) It knows in full the terms and conditions of the Agreement.
(b) Ostenta la plena, legítima e indiscutida propiedad y está autorizado para disfrutar del beneficio del Efectivo, sin perjuicio de la Garantía Financiera Pignoraticia.	(b) It is the undisputed sole and legitimate owner and entitled to the benefit of all of the Cash, without prejudice to the Financial Security Interest.

(c)

Que el Efectivo depositado en cada momento en la Cuenta Bancaria quedará bloqueado durante la vigencia de la Garantía Financiera Pignoraticia, salvo que la Parte Garantizada autorice la retirada del mismo mediante la firma y envío de la notificación adjunta como Anexo 2.3 al Banco de la Cuenta por un Firmante Autorizado de la Parte Garantizada y el Pignorante, y salvo por las comisiones pactadas con el Banco de la Cuenta en relación con la cuenta o los valores.

(c)

The Cash deposited from time to time in the Bank Account will be blocked during the term of this Financial Security Interest, unless the Secured Party authorises it by means of the execution and delivery to the Account Bank of the notice attached hereto as Schedule 2.3 by a Secured Party Authorized Signatory and the Pledgor, and except for the fees agreed with the Account Bank in connection with the account or securities.

(d)

Las obligaciones que se establecen en virtud de la presente Póliza constituyen obligaciones válidas y vinculantes para el Pignorante, exigibles frente al mismo con arreglo a lo dispuesto en la presente Póliza.

(d) The obligations set out by virtue of this Deed constitute valid and binding obligations for the Pledgor, enforceable against it in accordance with the terms of this Deed.

(e)

La aceptación y cumplimiento por el Pignorante de las obligaciones contempladas en la presente Póliza y la constitución de la Garantía Financiera Pignoraticia contemplada en la misma: (i) no entra en conflicto con la ley aplicable y actualmente vigente ni con su escritura de constitución o sus estatutos; (ii) no se opone o entra en conflicto con ningún documento, acuerdo, o contrato que sea vinculante para el Pignorante ni con derechos de terceros; ni (iii) requiere autorización, consentimiento, aprobación, licencia o permiso alguno de ningún tercero.

(e)

The acceptance and fulfilment by the Pledgor of the obligations contained herein and the creation of the Financial Security Interest set out herein: (i) does not conflict with any applicable and currently in force law or with the incorporation deed or the by-laws of the Pledgor; (ii) does not conflict with any document, arrangement or agreement binding on the Pledgor nor with rights of third parties; and (iii) does not require any authorisation, consent, approval, license from any third party.

(a)

El Efectivo no está sujeto a ninguna restricción a su libre transmisibilidad y se encuentra libre de toda carga, gravamen, o restricción que pueda limitar la constitución de garantías pignoraticias sobre el Efectivo y en particular sobre esta Garantía Financiera Pignoraticia (salvo por las cargas usuales impuestas sobre cualquier valor por los sistemas de compensación o liquidación de valores).

(f)

The Cash is not subject to any restriction to their free transferability and is free of all charges, encumbrances and restrictions which could limit the creation of security interest over the Cash and in particular of this Financial Security Interest (other than any lien routinely imposed on all securities in a clearing system or securities settlement system).

(b)

Tiene plena capacidad, derecho y autoridad para firmar la presente Póliza y para constituir la Garantía Financiera Pignoraticia en la forma que se establece en ella, y ha llevado a cabo todas las actuaciones necesarias para permitir el otorgamiento y ejecución de la presente Póliza.

(g)

It has full capacity, power and authority, and is therefore entitled to execute and deliver this Deed and to create the Financial Security Interest as herein established, and to this end has carried out all necessary actions to allow the granting and execution of this Deed.

Sujeto a lo establecido en los párrafos siguientes, todas las declaraciones y garantías contenidas en esta Cláusula se mantendrán vinculantes y con efectos hasta la cancelación de la Garantía Financiera Pignoraticia o el pleno cumplimiento de las Obligaciones Garantizadas y, en su caso, de sus extensiones y se entenderán repetidas (salvo que expresamente se refieran a una fecha específica) con ocasión de la perfección de la Garantía Financiera Pignoraticia contemplada en la presente Póliza, y con ocasión del otorgamiento y perfección de cada una de sus extensiones, en su caso.	Subject to the paragraphs below, all representations and warranties contained herein shall remain binding and effective until cancellation of the Financial Security Interest or the discharge in full of the Secured Obligations and, as applicable, any extensions thereto and shall be deemed to be repeated (unless they specifically refer to a determined date) at the time of perfection of the Financial Security Interest contemplated herein as well as at the time of granting and perfection of any extension, shall it be the case.

9. DECLARACIONES, GARANTÍAS Y COMPROMISOS DEL BANCO DE LA CUENTA	9. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE ACCOUNT BANK
9.1 Mediante la firma de la presente Póliza, el Banco de la Cuenta se compromete frente a la Parte Garantizada a:	9.1 By executing this Deed the Account Bank undertakes to the Secured Party to
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Las Partes (y, en particular, el Pignorante) acuerdan que, en caso de que (i) se produzca un Supuesto de Ejecución; y (ii) el Banco de la Cuenta incumpla alguna de las obligaciones descritas en la presente Cláusula, la Parte Garantizada estará facultada para llevar a cabo cuantas actuaciones sean necesarias o convenientes así como otorgar cualesquiera documentos, públicos o privados para poder cambiar la entidad que ostenta la condición de Banco de la Cuenta, todo ello de conformidad con los términos establecidos en virtud del poder irrevocable al que se refiere la Cláusula 11 siguiente.	The Parties (and, in particular, the Pledgor) agree that, in the event that (i) an Enforcement Event occurs; and (ii) the Account Bank breaches any of the obligations set out in this Clause, the Secured Party shall be entitled to carry out any necessary or convenient actions as well as to execute any documents, public or private, in order to change the entity that holds the condition of Account Bank, pursuant to the terms set out by virtue of the irrevocable power of attorney referred to in Clause 11 below.
El Banco de la Cuenta no tendrá ninguna responsabilidad bajo esta Póliza cuando actúe conforme a una orden emitida por una autoridad judicial, administrativa o arbitral, conforme a las reglas de una autoridad regulatoria de jurisdicción competente o conforme a una instrucción dada al Banco de la Cuenta por una autoridad regulatoria de jurisdicción competente. [***]	The Account Bank will not be liable under this Deed where it acts in accordance with an order released by a court, administrative or arbitral authority, by a regulatory authority of competent jurisdiction or pursuant to an instruction delivered to the Account Bank by a regulatory authority of competent jurisdiction. [***]

10. EJECUCIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	10. ENFORCEMENT OF THE FINANCIAL SECURITY INTEREST

10.1

La Parte Garantizada podrá ejecutar total o parcialmente la Garantía Financiera Pignoraticia y realizar o apropiarse de todo o parte del Efectivo, tantas veces como estime necesario, en el caso de que se produzca un Supuesto de Ejecución.

10.1 The Secured Party may enforce totally or partially the Financial Security Interest and realise or appropriate the Cash, in as many times as deemed necessary, if an Enforcement Event occurs.
Las Partes acuerdan expresamente que bastará cualquier medio de prueba admitido en Derecho para la acreditación por la Parte Garantizada del acaecimiento de un Supuesto de Ejecución.	The Parties expressly agree that it shall suffice for the Secured Party to demonstrate by any means admitted by law that any Enforcement Event has occurred.

10.2

Las Partes por la presente acuerdan que de conformidad con el apartado 1 del Artículo Undécimo del RDL 5/2005, el acaecimiento de cualquier Supuesto de Ejecución constituirá el hecho pactado entre las Partes que en caso de producirse permita a la Parte Garantizada realizar o apropiarse del Efectivo.

10.2

The Parties hereby agree that in accordance with section 1 of Article 11 of the RDL 5/2005, the occurrence of an Enforcement Event shall constitute the event agreed by the Parties the occurrence of which shall entitle the Secured Party to realise or appropriate the Cash.

10.3

Para ejecutar esta Garantía Financiera Pignoraticia será suficiente que la Parte Garantizada envíe requerimiento al Banco de la Cuenta firmado por un Firmante Autorizado de la Parte Garantizada o según lo notifique de otro modo la Parte Garantizada, debiendo éste acreditar sus poderes de representación a la satisfacción del Banco de la Cuenta, que actuará con prontitud y de forma comercialmente razonable. El Banco de la Cuenta realizará las llamadas de comprobación habituales (“callback”) a los efectos de mitigar el riesgo de fraude en el canal utilizado, para lo cual la Parte Garantizada identifica los números de teléfono indicados en el Anexo 9.1 de la presente Póliza. De conformidad con lo previsto en el apartado primero del artículo duodécimo del RDL 5/2005 y en la norma 4ª de la Circular 2/2005 de Iberclear, de 24 de junio, de Procedimientos aplicables a los acuerdos de garantías financieras establecidos en el capítulo II del Real Decreto Ley 5/2005, de 11 de marzo, las Partes pactan que será suficiente que dicho requerimiento se realice en la forma prevista por el Anexo 10.3 (en adelante, la “Notificación de Ejecución”).

10.3

In order to enforce the Financial Security Interest it shall suffice that the Secured Party delivers a notice to the Account Bank signed by a Secured Party Authorised Signatory, or as otherwise notified by the Secured Party, who shall provide evidence of his powers of representation to the satisfaction of the Account Bank, acting promptly and in a commercially reasonable manner. The Account Bank shall make the usual callback calls in order to mitigate the risk of fraud in the channel used, for which purpose the Secured Party identifies the telephone numbers set out in Schedule 9.1. According to paragraph 1 of article 12 of the RDL 5/2005 and ruling 4th of the Circular 2/2005, de 24 de Junio, de Procedimientos aplicables a los acuerdos de garantías financieras establecidos en el capítulo II del Real Decreto Ley 5/2005, de 11 de marzo, the Parties hereby agree that it shall suffice that such notice is produced according to the model herein provided as Schedule 10.3 (hereinafter, the “Enforcement Notice”).

10.4

El Pignorante, por la presente expresamente acepta que, de acuerdo con lo establecido en el Artículo Duodécimo del RDL 5/2005, el Banco de la Cuenta, previa comprobación de la identidad del Firmante Autorizado de la Parte Garantizada, una vez recibida dicha notificación, procederá a la ejecución de la Garantía Financiera Pignoraticia en la forma indicada en la Notificación de Ejecución, según determine la Parte Garantizada a su sola discreción. La ejecución se llevará a cabo el mismo día en el que el Banco de la Cuenta reciba la Notificación de Ejecución (salvo que la Parte Garantizada autorice un plazo más largo) o, en caso de que la Notificación de Ejecución se envíe tras la hora de corte prevista en la Cláusula 13, el siguiente Día Hábil, siempre que se hubieran acreditado debidamente los poderes de los firmantes de la Notificación de Ejecución y realizado satisfactoriamente las llamadas de comprobación correspondientes, o según lo notifique de otro modo la Parte Garantizada. El Pignorante por la presente instruye expresamente y de forma irrevocable al Banco de la Cuenta para que éste proceda de la forma descrita en esta cláusula sin necesidad de realizar otras comprobaciones que las expresamente descritas en la misma. El Banco de la Cuenta se da por notificado y acepta dichas instrucciones.

10.4

The Pledgor, hereby expressly accepts that, pursuant to Article 12 of the RDL 5/2005, the Account Bank, after having checked the identity of the Secured Party Authorised Signatory, the Account Bank shall, once the Enforcement Notice is received, shall enforce the Financial Security Interest in the manner set out in the Enforcement Notice, as determined by the Secured Party in its sole discretion. The enforcement shall be carried out on the date of receipt of the Enforcement Notice by the Account Bank (unless the Secured Party authorizes for a longer period of time) or, provided the Enforcement Notice is delivered after the time set out in Clause 13, on the next Business Day, provided, in any case, that the powers of attorney of the signatories of the Enforcement Notice have been duly accredited and the corresponding verification calls have been satisfactorily carried out, or as otherwise notified by the Secured Party. The Pledgor hereby irrevocable instructs the Account Bank so that it acts in accordance with the provisions of this Clause without the need to undertake any checks other than those expressly set out herein. The Account Bank is notified and accepts notice of the above instructions.

El desacuerdo del Pignorante en relación con el importe o la exigibilidad de la deuda por la que se ejecuta o con cualquier otro aspecto relativo a la ejecución de esta Garantía Financiera Pignoraticia en ningún caso suspenderá ni retrasará la ejecución de la Garantía Financiera Pignoraticia.	The disagreement of the Pledgor in relation to the amount or the payment obligation of the debt being enforced or in respect to any other aspect relating to the enforcement of this Financial Security Interest shall not in any way suspend or delay the enforcement of this Financial Security Interest.

10.5

La ejecución de la Garantía Financiera Pignoraticia, se podrá llevar a cabo, mediante compensación de su importe con las Obligaciones Garantizadas o utilizándolo para ejecutar las Obligaciones Garantizadas, en los términos descritos en los artículos 11 y siguientes del Real Decreto Ley 5/2005.

10.5

The enforcement of the Financial Security Interest may be carried out, by offsetting its amount against the Secured Obligations or using it to execute Secured Obligations, in compliance with the terms set out in articles 11 et sec of RDL 5/2005.

10.6

No obstante lo anterior, las Partes pactan asimismo que, para el ejercicio de la acción real pignoraticia aparejada a la Garantía Financiera Pignoraticia, la Parte Garantizada también podrá iniciar a su discreción, además de los procedimientos establecidos en el RDL 5/2005, cualesquiera de los demás procedimientos que legalmente le asistan en el momento de la ejecución, ya sea el procedimiento judicial establecido en los artículos 681 y siguientes de la Ley de Enjuiciamiento Civil, el extrajudicial previsto en el artículo 1.872 del Código Civil y en el Capítulo V de la Ley del Notariado, o cualquier otro que ahora o en el futuro sea legalmente disponible, sin que la utilización del procedimiento previsto en el RDL 5/2005 o de cualquier otra vía excluya la posibilidad de acudir a cualquiera de las restantes en tanto las Obligaciones Garantizadas no hayan sido satisfechas en su integridad.

10.6

Notwithstanding the above, the Parties also agree that, in order to enforce the Financial Security Interest, the Secured Party may also take, in addition to the proceedings of the RDL 5/2005 and at its discretion, any other legal actions to which it may be entitled at the time of the enforcement, whether the judicial procedure set out in article 681 and following of the Spanish Civil Proceedings Act, the extrajudicial procedure set out in article 1,872 of the Spanish Civil Code and on Chapter V of the Spanish Notarial Law, or any other procedure available in the future, and the use of the proceeding set out in the RDL 5/2005 or any other of these options shall not preclude the use of the others until all of the Secured Obligations have been fully discharged.

10.7

De conformidad con lo previsto en el Código Civil, la Parte Garantizada conservará todos los derechos y acciones que le correspondan contra el Pignorante por la parte de las Obligaciones Garantizadas que no hayan sido íntegramente satisfechas como consecuencia de la ejecución de la Garantía Financiera Pignoraticia. Dichas obligaciones subsistirán y se podrán reclamar por cualquier medio previsto en derecho.

10.7

Pursuant to the provisions of the Civil Code, the Secured Party shall keep all rights and legal actions to which they may be entitled against the Pledgor with regards to the part of the Secured Obligations which has not been satisfied by the enforcement of the Financial Security Interest. Such outstanding obligations shall continue to exist and may be claimed by any means available under applicable laws.

10.8 A los efectos de esta Cláusula 10 las Partes pactan lo siguiente:	10.8 For the purposes of this Clause 10 the Parties agree as follows:

(a)

El importe de la deuda líquida, vencida y exigible por la que se ejecute la Garantía Financiera Pignoraticia será la cantidad especificada bien en la Notificación de Ejecución, bien en la certificación, que en su caso emita la Parte Garantizada o el Agente de Cálculo, como saldo de la deuda líquida, vencida y exigible que conste en la cuenta referida en el Contrato, abierta a nombre del Pignorante, para la contabilización de las cantidades debidas y las cantidades pagadas en virtud de dicho contrato en la fecha en que se notifique el mismo. El importe de las deudas por la que se ejecute la presente Garantía Financiera Pignoraticia, se incrementará con los intereses (ordinarios, de demora o de cualquier otro tipo), gastos, costas, comisiones y demás importes devengados a favor de la Parte Garantizada entre la fecha de expedición de dicho saldo y la fecha en que se ejecute la Garantía Financiera Pignoraticia.

(a)

The amount of the due and payable debt in respect of which the enforcement of the Financial Security Interest is made, will be the amount specified either in the Enforcement Notice or in the certificate, if any, issued by the Secured Party or the Calculation Agent stating balance of the due and payable amount accounted for in the account referred to in the Agreement, opened in the name of the Pledgor to account for the amounts paid and the amounts owed pursuant to the Agreement, as of the date of issuance of the Enforcement Notice or certificate. The amount of the due and payable debts subject to enforcement of this Financial Security Interest, shall be increased with the interest (ordinary interest, default interest or any other type of interest), costs and expenses, fees and any other amounts accrued in favour of the Secured Party between the date on which the aforementioned certificate is issued and the date on which the Financial Security Interest is enforced.

(b) Los domicilios para notificaciones de las Partes serán los establecidos en la Cláusula 14 siguiente.	(b) The address for notices to the Parties shall be the one stated in Clause 14 below.
(c) El Efectivo podrá ser aplicado por la Parte Garantizada al pago de las Obligaciones Garantizadas.	(c) The Cash shall be used by the Secured Party to repay the Secured Obligations.
11. PODER IRREVOCABLE	11. IRREVOCABLE POWER OF ATTORNEY

11.1

En este acto, mediante escritura separada redactada de acuerdo con los términos de la minuta de poder irrevocable que se adjunta como Anexo 11.1 a la presente Póliza, y con el fin de asegurar la mayor efectividad del cumplimiento de los compromisos asumidos en la presente Póliza y sujeto a la Cláusula 11.5 siguiente, el Pignorante otorga a favor de la Parte Garantizada, poder irrevocable, tan amplio en Derecho como resulte necesario o conveniente, incluidas las facultades de sustitución, delegación, subapoderamiento, salvando expresamente la autocontratación con respecto a la Parte Garantizada y sus cesionarios o sucesores de acuerdo con los términos de la minuta de poder irrevocable que se adjunta como Anexo 11.1 a la presente Póliza, para que la Parte Garantizada pueda, en su nombre y representación, realizar los siguientes actos:

11.1

On this act, by means of a separate deed drafted in accordance with the form of irrevocable power of attorney attached as Schedule 11.1 to this Deed, and for the purpose to give the greatest effectiveness to the compliance with the undertakings set out herein and subject to Clause 11.5 below, the Pledgor grants an irrevocable power of attorney in favour of the Secured Party which shall include as many powers as necessary or convenient, including that of substitution, delegation, sub-empowering and, expressly, self-contracting with respect to the Secured Party and those who result in its assignees or transferees according to the terms of the form of irrevocable power of attorney set out in Schedule 11.1, so that the Secured Party, acting in the name and on behalf of the Pledgor, may perform the following acts:

(a)

representar al Pignorante en la subasta del Efectivo en calidad de vendedor, incluyendo facultades para ordenar la venta del Efectivo o su traspaso a la propia cuenta de la Parte Garantizada, apoderándolo irrevocablemente para que otorgue, en nombre y representación del Pignorante, los documentos públicos necesarios o convenientes para la formalización de la transmisión del Efectivo a favor del adquirente (o de los adquirentes, según corresponda); y

(a)

represent the Pledgor in the auction of the Cash acting as seller, including ordering the sale of the Cash or the transfer of the Cash to the account of the Secured Party, irrevocably empowering the Secured Party, so that it may grant, in the name and on behalf of the Pledgor, all the public documents necessary or convenient to formalize the transfer of the Cash in favour of the purchaser (or of the purchasers, as the case may be); and

(b)

por sí solo, ordenar a cualesquiera terceros, incluyendo el Banco de la Cuenta y cualesquiera intermediarios bursátiles por cuenta ajena (brokers) y propia (brokers-dealers), la venta del Efectivo o su traspaso libre de pago a la propia cuenta de la Parte Garantizada o a la que éste estime oportuno.

(b)

By itself order any third parties, including the Account Bank and any broker or broker dealers, the sale of the Cash or the transfer of the Cash free of payment to the account of the Secured Party or to any other security custody account.

11.2

Dado que el poder contemplado en esta Cláusula se otorga en interés de las Partes y que resulta necesario para el cumplimiento de las obligaciones asumidas por el Pignorante en la presente Póliza, el mismo se configura como irrevocable por lo que estará en vigor mientras subsista cualquier obligación pendiente de pago o cumplimiento bajo el Contrato o la presente Póliza. Por ello, la revocación unilateral del poder referido en este Cláusula por el Pignorante no producirá efecto alguno en tanto esté en vigor la presente Póliza.

11.2

As this power is granted in the interests of the Parties and is necessary for the fulfilment of the obligations assumed by the Pledgor in the Agreement and this Deed, this power of attorney is irrevocable and shall remain in full force and effect as long as payment or fulfilment of any obligation under the Agreement or this Deed remains outstanding. Therefore, the unilateral revocation of the power referred to herein by the Pledgor shall not have any effect while this Deed is in force.

11.3

El Pignorante declara conocer y aceptar que el ejercicio por la Parte Garantizada de las facultades que recibe en virtud del poder otorgado en virtud de esta Cláusula puede implicar autocontratación, lo acepta y la salva expresamente tanto para con la Parte Garantizada, como para, en su caso, aquellos que resulten ser su cesionarios o sucesores. Se salva también expresamente, autorizándola, la autocontratación con respecto a aquellos en los que la Parte Garantizada sustituya, subapodere o delegue el poder otorgado en virtud de esta Cláusula.

11.3

The Pledgor acknowledges and accepts that the exercise by the Secured Party of the authority received by virtue the power of attorney granted pursuant hereto may include self-contracting with respect to the Secured Party, and its assignees or transferees. Self-contracting is also expressly permitted with respect to those on whom the Secured Party may have delegated or substituted its power of attorney.

11.4 El Pignorante por la presente otorga en este mismo acto y en escritura pública el poder indicado en esta Cláusula conforme a los términos de la minuta que se adjunta como Anexo 11.1.	11.4 The Pledgor hereby grants on this date the power of attorney referred to in this Clause in a public deed (escritura pública) in the terms set out in the form attached as Schedule 11.1.
11.5 La Parte Garantizada sólo podrá hacer uso del poder irrevocable otorgado a su favor en el caso de que haya tenido lugar un Supuesto de Ejecución.	11.5 The Secured Party may only use the irrevocable power of attorney if an Enforcement Event has occurred.
12. CESIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA	12. ASSIGNMENT OF THE FINANCIAL SECURITY INTEREST

12.1

El Pignorante reconoce y acepta que la Parte Garantizada puede ceder total o parcialmente el Contrato o los derechos derivados del mismo mediante cesiones de crédito, subrogaciones de posición contractual en dicho contrato o figuras equivalentes, todo ello en los términos del Contrato y si estuviese permitido bajo el mismo.

12.1

The Pledgor hereby acknowledges and agrees that the Secured Party may totally or partially assign the Agreement or any rights arising there from by means of credit transfers, assignments or subrogation on contractual position or equivalent methods, all in accordance with the terms of and if permitted under the Agreement.

12.2

El Pignorante reconoce y acepta expresamente que, de acuerdo con el artículo 1.528 del Código Civil, cualquier cesión o subrogación efectuada por la Parte Garantizada (o sus cesionarios o sucesores) al amparo de lo dispuesto en el Contrato conllevará automáticamente, sin necesidad de nuevo consentimiento del Pignorante a tal efecto, la cesión proporcional de todos los derechos accesorios de garantía establecidos en la presente Póliza y la constitución del cesionario o sucesor como beneficiario en la misma proporción de la Garantía Financiera Pignoraticia constituida en la presente Póliza. El Pignorante y la Parte Garantizada informarán al Banco de la Cuenta de cualquier cesión de su posición contractual bajo la presente Póliza y/o bajo el Contrato.

12.2

The Pledgor hereby expressly acknowledges and agrees that, in accordance with article 1,528 of the Spanish Civil Code, any assignment or transfer carried out by the Secured Party (or any subsequent assignee or transferee thereof) under the provisions of the Agreement shall automatically entail without the need of any further agreement of the Pledgor, the proportional assignment of all accessory security rights established in the present Deed and the constitution of the transferee or assignee as the beneficiary of the Financial Security Interest created in this Deed in the same proportion. The Pledgor and the Secured Party shall inform the Account Bank of any assignment of their contractual position under this Deed and/or under the Agreement.

12.3

El Pignorante, por la presente, renuncia por ello a exigir formalidad alguna distinta de las previstas en el Contrato para la acreditación de las cesiones o subrogaciones mencionadas en esta Cláusula. No obstante, si fuera requerido para ello por la Parte Garantizada, el Pignorante se compromete a otorgar cuantos documentos públicos o privados pudieran ser necesarios o convenientes para acreditar las cesiones o subrogaciones, en el bien entendido que los costes derivados del otorgamiento de tales documentos públicos o privados no serán a cargo del Pignorante.

12.3

The Pledgor hereby waives any right to require any formality other than those set out in the Agreement in order to evidence the transfers, assignments or subrogation mentioned in this Clause. Notwithstanding the above, the Pledgor undertakes that, upon the Secured Party’s request, it will grant as many public or private documents as may be necessary or convenient to evidence such transfers, assignments or subrogation, provided that any costs arising from the execution of any such private or public document shall not be payable by the Pledgor.

13. EXTINCIÓN DE LA GARANTÍA FINANCIERA PIGNORATICIA Y DEVOLUCIÓN DEL EFECTIVO	13. CANCELLATION OF THE FINANCIAL SECURITY INTEREST AND RETURN OF THE CASH
13.1 Cumplidas, extinguidas o canceladas íntegramente todas las Obligaciones Garantizadas, quedará automáticamente extinguida la Garantía Financiera Pignoraticia sobre el Efectivo.	13.1 Once all the Secured Obligations have been satisfied, extinguished or cancelled in full, the Financial Security Interest over the Cash shall automatically terminate.

13.2

La Parte Garantizada se compromete, a solicitud del Pignorante a tal efecto y con preaviso razonable a otorgar cuantos documentos públicos o privados sean necesarios para declarar la cancelación de la Garantía Financiera Pignoraticia. Las Partes acuerdan que todos los tributos y gastos de notario y cualquier tercero y, en su caso, de notificaciones, derivados de dicha cancelación correrán a cargo de la Parte Garantizada.

13.2

The Secured Party hereby undertakes, upon request from the Pledgor on reasonable notice, to execute such public or private documents as are necessary to declare the cancellation of the Financial Security Interest. The Parties agree that all taxes, charges by the Notary, and any third party expenses, as the case may be, notifications as a result of such cancellation shall be borne by the Secured Party.

La Parte Garantizada queda facultada en este acto para realizar los actos de cancelación que sean necesarios para dar curso a lo previsto en los apartados anteriores de esta Cláusula.	13.3 The Secured Party is hereby empowered for undertaking the cancellation acts deemed to be necessary for the purposes of what it is set forth by this Clause.
14. NOTIFICACIONES	14. NOTICES

14.1

Todas las notificaciones y comunicaciones relativas a la presente Póliza entre el Pignorante y la Parte Garantizada se efectuarán por escrito, por correo electrónico, fax, por correo certificado con acuse de recibo o por cualquier medio que permita tener constancia de su recepción. A estos efectos las comunicaciones y notificaciones efectuadas al Banco de la Cuenta se efectuarán por cualquier medio de los mencionados anteriormente exceptuando el correo electrónico.

14.1

Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed between the Pledgor and Secured Party shall be made in writing, by email, fax, courier (with acknowledgement of receipt) or any other mean that provides evidence of its reception by the addressee. For these purposes, the communications and notices made to the Account Bank shall be made by any of the abovementioned means excluding email.

14.2 Los domicilios a efectos de notificaciones de cada una de las Partes serán los siguientes:	14.2 The addresses for notices of each of the Parties shall be the following:

(a) Para el Pignorante:	(a) For the Pledgor:
CRITERIA CAIXA, S.A. [***]	CRITERIA CAIXA, S.A. [***]
(b) Para la Parte Garantizada:	(b) For the Secured Party:
GOLDMAN SACHS INTERNATIONAL [***]	GOLDMAN SACHS INTERNATIONAL [***]
(c) Para el Banco de la Cuenta:	(c) For the Account Bank:
CAIXABANK, S.A. [***]	CAIXABANK, S.A. [***]

14.3 La comunicación se entenderá recibida:	14.3 Notice shall be deemed served:
(a) si es entregada personalmente, en el momento de la efectiva entrega en la dirección arriba indicada;	(a) if delivered personally, upon delivery of the above address;

(b)

si se envía por correo certificado con acuse de recibo, cuando así se indique en el documento de acuse de recibo, entendiéndose recibida, en todo caso, si se entrega en la dirección arriba indicada en horas de oficina y aun si su recepción es rechazada por cualquier motivo; y

(b)

if sent by registered post with confirmation of delivery, when it is so indicated in the delivery confirmation or if delivered to the above address during working hours and even if the recipient refused to accept delivery for any reason; and

(a)

entre el Pignorante y la Parte Garantizada, si se envía por correo electrónico, en el momento en el que el destinatario reciba la confirmación de “recibido” o “leído” que le envía su sistema, o si no lo recibiera, cinco minutos después de haberlo enviado y siempre que no reciba un mensaje que indique que el correo ha sido rechazado o no recibido.

(c)

between the Pledgor and the Secured Party if delivered by email, at the time when the sender receives a confirmation of “delivered” or “read” from its own system, or otherwise five (5) minutes after it is sent except where a rejected or delivery failure message is received.

siempre que las comunicaciones anteriores se hagan en un día laborable para el destinatario antes de las 18:00 horas (hora del destinatario). En el caso de instrucciones al Banco de la Cuenta en relación con la Cuenta Bancaria, estas deberán recibirse por el Banco de la Cuenta antes de las 13:00 horas. Si se hicieran en día festivo para el destinatario, o en un día laborable pero más tarde de las 18:00 horas (hora del destinatario) (o 13:00 horas para instrucciones al Banco de la Cuenta en relación con la Cuenta Bancaria), se entenderá que los plazos anteriores empiezan a contar a partir de las 9:00 de la mañana del siguiente día laborable para el destinatario. Como excepción a lo anterior, si el destinatario confirma por escrito la recepción del documento en un momento anterior del que resultaría de la aplicación de las reglas a) o b) anteriores, la comunicación se entenderá recibida en el momento de la confirmación de la recepción por parte del destinatario.

provided that all the above notices are made or served on a day which is a working day for the recipient and before 18:00 hours (recipient’s local time). In the event of instructions in relation to the Bank Account to the Account Bank should be received by the Account Bank before 13.00 hours. If they are made or served on a bank holiday for the recipient or on a working day after 18:00 hours (recipient’s local time) (or 13.00 hours for instructions to the Account Bank in relation to the Bank Account) the above deemed delivery times shall be understood to start at 9:00 a.m. on the following day which is working day for the recipient (recipient’s local time). Except if the recipient confirms receipt in writing at a time before the one which would apply pursuant to a) or b) above, the notice shall be deemed to have been served at the time the recipient confirms receipt.

10.2

A los efectos de la Cláusula 14.2 anterior, las Partes deberán notificar a la otra Parte de la presente Póliza cualquier cambio de nombre, destinatario, dirección o número de fax. Dicha notificación será efectiva a los dos (2) Días Hábiles desde su recepción por el destinatario.

14.4

A Party may notify the other Party to this Deed of any change to its name, relevant addressee, address or fax number for the purposes of Clause 14.2 above provided that such notification shall only be effective on the date falling two (2) Business Days after notice of any such change has been received by the recipient.

15. IMPUESTOS Y GASTOS	15. TAXES AND EXPENSES
Los costes derivados de intervención notarial de la presente Póliza (incluyendo, pero sin limitación, cualesquiera adendas a la presente Póliza) serán a cargo del Pignorante.	The Pledgor shall pay the costs of notarial intervention of this Deed (including, but not limited to, any addendas to this Deed).

Todos los honorarios (tanto los de notario como de otras entidades que participen en la constitución de la presente Garantía Financiera Pignoraticia) comisiones, tarifas, tasas, aranceles y tributos y, si fuera aplicable, gastos de notificación que se devenguen y cualesquiera otros gastos que origine la preparación, el otorgamiento, la intervención en póliza, la constitución y registro de la Garantía Financiera Pignoraticia (incluyendo en particular, los honorarios, comisiones, tasas y gastos derivados del registro de la Garantía Financiera Pignoraticia por el Banco de la Cuenta) o el cumplimiento de la presente Póliza o el cumplimiento de la presente Póliza y su modificación, extensión, cancelación o ratificación, así como todas las costas y gastos de ejecución de la Garantía Financiera Pignoraticia, por cualesquiera procedimientos, incluidos los aranceles, comisiones, gastos, honorarios, tarifas y tasas incurridos por la Parte Garantizada en caso de compensación del Efectivo así como los gastos y honorarios, de toda índole, de abogado, procurador, miembros de la Bolsa correspondiente, entidades de valoración (aun cuando la intervención de éstos no fuere preceptiva) y cualquier otro, serán a cargo del Pignorante.

All notary’s fees (as well as notary’s fees of other entities involved in the creation of this Financial Security Interest), fees, tariffs, rates, charges, taxes, duties and, if applicable, notification costs, which may accrue and any other expenses related to the creation and registration of this Financial Security Interest (including, in particular, the fees, rates and expenses arising from the registration of the Financial Security Interest by the Account Bank), as well as other expenses related to the creation, drafting, execution, raising to a public deed (póliza), and fulfilment of this Deed and its amendment, extension, cancellation or ratification, as well as all judicial costs and enforcement costs, by any procedural means, relating to the Financial Security Interest, including, tariffs, commissions, expenses, fees, rates and charges incurred by the Secured Party in the event of compensation of the Cash as well as the fees, expenses, commissions and charges of any fees and expenses of the lawyers, court representatives (procuradores), entities member of the relevant Stock Exchange, valuation entities (even when their intervention is not compulsory) and any other entity, unless, will be paid by the Pledgor.

16. MODIFICACIÓN DEL CONTRATO	16. AMENDMENT OF THE AGREEMENT
El Pignorante y la Parte Garantizada acuerdan que la presente Póliza no modifica los términos y condiciones del Contrato y en caso de que hubiese cualquier discrepancia entre ambos lo dispuesto en el Contrato prevalecerá.	The Pledgor and the Secured Party hereby acknowledge and agree that this Deed shall not amend the terms and conditions of the Agreement and in case of discrepancy between the terms of this Deed and the terms of the Agreement, the terms of the Agreement shall prevail.
17. CLÁUSULAS NULAS O ANULABLES	17. SEVERABILITY
Si cualquier estipulación de la presente Póliza deviene nula o anulable, de conformidad con la legislación aplicable, dicha Cláusula se entenderá por no puesta y el resto de estipulaciones de la presente Póliza serán válidas o ejecutables.	If any provision of this Deed becomes void or voidable pursuant to applicable law, such provision shall be regarded as not applicable and the rest of the provisions of the Deed shall be valid and enforceable.
18. COPIAS	18. COPIES
Las Partes prestan su conformidad para la expedición de posteriores testimonios de esta Póliza intervenida, a efectos del artículo 517 de la LEC, y autorizan expresamente a la Parte Garantizada, a solicitar la expedición de dichos testimonios con efectos ejecutivos. Los gastos de las segundas y posteriores copias de la presente Póliza deberán ser abonados por la parte que solicite dicha copia.	The Parties agree to the issuance of further copies of this Deed, as notarized, for the purpose of article 517 of LEC, and specifically authorize the Secured Party, to request the issuance of such copies with enforcement effects. The costs of the issuance of any second or subsequent copy of this Deed will be paid by the party requesting such copy.
19. IDIOMA	19. LANGUAGE
La presente Póliza se otorga a doble columna en idiomas español e inglés. La versión en inglés se otorga a efectos informativos exclusivamente. En caso de que surgieran discrepancias entre ambas versiones, prevalecerá la versión en lengua española.	This Deed is executed in double column Spanish and English. The English version is granted for information purposes only. In the event of discrepancies between the two versions, the Spanish language version shall prevail.
20. EFICACIA DE LA GARANTÍA FINANCIERA PIGNORATICIA	20. EFFECTIVENESS OF THE FINANCIAL SECURITY INTEREST
Salvo disposición en contrario de la ley o de otra manera de acuerdo con los términos del Contrato, las obligaciones del Pignorante no se verán afectadas por ningún acto, omisión, asunto o cosa que, salvo esta Cláusula, reduzca, libere o perjudique sus obligaciones respectivas bajo la Garantía Financiera Pignoraticia o el Contrato (sin limitación y sin perjuicio de que sea o no es conocido por el Pignorante o por la Parte Garantizada), incluyendo:	Unless otherwise provided by law or otherwise in accordance with the terms of the Agreement, the obligations of the Pledgor will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of their respective obligations under the Financial Security Interest or the Agreement (without limitation and whether or not known to the Pledgor or the Secured Party), including:

(i) (salvo en lo que es objeto específico del consentimiento o renuncia) cualquier renuncia o consentimiento otorgado al Pignorante o a cualquier tercero;	(i) (except for what it is the subject of the specific waiver or consent) any waiver or consent granted to the Pledgor or any other person;
(ii) la liberación del Pignorante o de cualquier otra persona que se realice en los términos de cualquier procedimiento concursal o preconcursal con cualquier acreedor del Pignorante;	(ii) the release of the Pledgor or any other person under the terms of any creditor composition or out-of court arrangement with any creditor of the Pledgor;
(iii) el no ejercicio de cualquier derecho contra el Pignorante, o la omisión de tomar cualquier acción para perfeccionar o realizar el valor de cualquier garantía otorgada;	(iii) the failure to exercise any right against the Pledgor or the or refusal or neglect of any action to perfect, take up or enforce any security granted;
(iv) cualquier incapacidad o falta de poder, autoridad o personalidad jurídica de, o disolución o cambio en los miembros o situación del Pignorante o cualquier otra persona;	(iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Pledgor or any other person;
(v) la modificación (aunque sea fundamental) o sustitución del Contrato o cualquier otro documento o garantía;	(v) the amendment (however fundamental) or replacement of the Agreement or any other document or security;
(vi) la inejecutabilidad, ilegalidad o invalidez de cualquier obligación de cualquier persona bajo el Contrato o cualquier otro documento o garantía; o	(vi) the unenforceability, illegality or invalidity of any obligation of any person under the Agreement or any other document or security; or
(vii) la insolvencia concurso o procedimientos similares del Pignorante.	(vii) any insolvency (concurso) or similar proceedings of the Pledgor.
21. LEY APLICABLE Y JURISDICCIÓN	21. APPLICABLE LAW AND JURISDICTION
21.1 La presente Póliza se regirá por la legislación española y en particular por lo dispuesto en el RDL 5/2005	21.1 This Deed shall be governed by Spanish Law and, in particular, by the provisions set out in RDL 5/2005

21.2

Las Partes, con renuncia expresa a cualquier otro fuero que les pudiera corresponder, someten expresa e irrevocablemente cuantas cuestiones puedan surgir en relación con la presente Póliza a los juzgados y tribunales de la ciudad de Madrid (España).

21.2

The Parties, hereby expressly waiving their rights to any other jurisdiction which may be available to them, hereby expressly and irrevocably submit any matter in connection with this Deed to the courts of the city of Madrid (Spain).

21.3

La sumisión a la jurisdicción de los Tribunales referidos en esta Cláusula no limitarán (y no serán interpretados como tal) el derecho de la Parte Garantizada de iniciar acciones, distintas de aquellas previstas en la presente Póliza, contra el Pignorante, o en cualquier otro Tribunal de la jurisdicción competente y el inicio de acciones en una o más jurisdicciones no precluirá el inicio de acciones en cualquier otra jurisdicción (sea o no concurrente) en la medida en que esté permitida por la ley aplicable.

21.3

The submission to the jurisdiction of the Courts referred to in this Clause shall not (and shall not be construed so as to) limit the right of the Secured Party to take proceedings, different from the ones foreseen in this Deed, against the Pledgor, or in any other Court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

22. RATIFICACIÓN DEL CONTRATO	22. RATIFICATION OF THE AGREEMENT
22.1 El Pignorante y la Parte Garantizada expresamente ratifican el Contrato (que se adjunta a la presente Póliza como Anexo 22) en su integridad y a todos los efectos legales oportunos.	22.1 The Pledgor and the Secured Party expressly ratify the Agreement (attached hereto as Schedule 22) in its entirety and for all the relevant legal purposes.

22.2

Las Partes acuerdan que la presente Póliza, al que se adjunta una copia del Contrato, y en el que se ratifica íntegramente el contenido de dicho contrato, servirá de título ejecutivo a todos los efectos, incluyendo a los efectos del artículo 517 de la Ley de Enjuiciamiento Civil.

22.2

The Parties agree that this Deed, to which a copy of the Agreement is attached, and whereby its contents are fully confirmed, shall be deemed to be an enforcement title (título ejecutivo) for all purposes, including for the purposes of article 517 of the Spanish Procedural Law (Ley de Enjuiciamiento Civil).

22.3 En particular, en caso de ejecución de la presente Póliza, el importe líquido, vencido y exigible será calculado por la Parte Garantizada de conformidad con los términos del Contrato.	22.3 In particular, in the event of enforcement of this Deed, the due, liquid and payable amount under the Agreement shall be calculated by the Secured Party pursuant to the terms of the Agreement.
Las Partes se manifiestan conformes con el contenido de la presente Póliza y sus anexos, que aceptan y firman:	The Parties hereby agree with the contents of this Deed and its schedules, which they accept and sign:

EL PIGNORANTE / THE PLEDGOR CRITERIA CAIXA, S.A.
/s/ Ángel Simón Grimaldos
Ángel Simón Grimaldos

LA PARTE GARANTIZADA / THE SECURED PARTY GOLDMAN SACHS INTERNATIONAL
/s/ Jaime Suárez Coronel
Jaime Suárez Coronel

/s/ Olaf Díaz-Pintado López-Chicheri
Olaf Díaz-Pintado López-Chicheri

EL BANCO DE LA CUENTA / THE ACCOUNT BANK CAIXABANK, S.A.
/s/ Marcos García Arroyo
Marcos García Arroyo

/s/Beatriz Escudero García
Beatriz Escudero García

EL AGENTE DE CÁLCULO / THE CALCULATION AGENT GOLDMAN SACHS INTERNATIONAL

/s/ Jaime Suárez Coronel
Jaime Suárez Coronel

/s/ Olaf Díaz-Pintado López-Chicheri
Olaf Díaz-Pintado López-Chicheri

anexo (C) / SCHEDULE (C)

COPIA DEL CONTRATO DE LA CUENTA / COPY OF THE ACCOUNT AGREEMENT

anexo 2.3 / SCHEDULE 2.3

NOTIFICACIÓN AL BANCO DE LA CUENTA / NOTIFICATION TO THE ACCOUNT BANK

[Este formato se completará o modificará por la Parte Garantizada según las circunstancias de la instrucción que en su caso se realice]

Estimados Sres:

Notificación al Banco de la Cuenta de la Garantía Financiera Pignoraticia

Nos ponemos en contacto con Uds. en relación con (i) la confirmación (la “Confirmación”) suscrita por Uds. el 5 de abril de 2024 y sujeto a derecho inglés, que suplementa, forma parte de, y está sujeto al ISDA 2002 Master Agreement de fecha 16 de diciembre de 2016 (el “Contrato ISDA Master”, y junto con la Confirmación, el “Contrato”) elevado a público ante el Notario de [Madrid] [D./Dª] [ ● ] en fecha [ ● ] y (ii) el contrato de garantía financiera pignoraticia sobre el efectivo de [ ● ] de fecha [ ● ] (el “Efectivo”) de [ ● ] de [ ● ] celebrado entre [ ● ], como pignorante, [ ● ], como parte garantizada y otorgado en garantía de las obligaciones financieras principales del Contrato y sujeto por voluntad de las partes del mismo al régimen establecido en el Real Decreto-Ley 5/2005, elevado a público ante el Notario de [Madrid] [D./Dª] [ ● ] (la “Garantía Financiera Pignoraticia”).

De conformidad con los terminos de la Garantía Financiera Pignoraticia, en particular, de conformidad con lo establecido en la Cláusula [ ● ], les notificamos que [ ● ]

En consecuencia, les damos instrucciones irrevocables para que procedan a lo siguiente: [ ● ] [a completar con las instrucciones que procedan según establezca la Parte Garantizada de conformidad con lo previsto en la cláusula [ ● ] de la Garantía Financiera Pignoraticia].

Atentamente,

[ ● ]

ANEXO 9.1 / SCHEDULE 9.1

LISTADO DE PERSONAS AUTORIZADAS DE GOLDMAN SACHS / GOLDMAN SACHS AUTHORISED PERSONS

anexo 10.3 / SCHEDULE 10.3

NOTIFICACIÓN DE EJECUCIÓN / ENFORCEMENT NOTICE

[Este formato se completará o modificará por la Parte Garantizada según las circunstancias de la ejecución que en su caso se realice]

Estimados Sres:

Notificación de ejecución de la Garantía Financiera Pignoraticia

Nos ponemos en contacto con Uds. en relación con (i) la confirmación (la “Confirmación”) suscrita por Uds. el 5 de abril de 2024 y sujeto a derecho inglés, que suplementa, forma parte de, y está sujeto al ISDA 2002 Master Agreement de fecha 16 de diciembre de 2016 (el “Contrato ISDA Master”, y junto con la Confirmación, el “Contrato”) elevado a público ante el Notario de [Madrid] [D./Dª] [ ● ] en fecha [ ● ] y (ii) el contrato de garantía financiera pignoraticia sobre el efectivo de [ ● ] de fecha [ ● ] (el “Efectivo”) de [ ● ] de [ ● ] celebrado entre [ ● ], como pignorante, [ ● ], como parte garantizada y otorgado en garantía de las obligaciones financieras principales del Contrato y sujeto por voluntad de las partes del mismo al régimen establecido en el Real Decreto-Ley 5/2005, elevado a público ante el Notario de [Madrid] [D./Dª] [ ● ] en esa misma fecha (la “Garantía Financiera Pignoraticia”).

Mediante la presente les comunicamos que se ha producido un [Supuesto de Ejecución] (según este término queda definido en el Contrato y en la Garantía Financiera Pignoraticia), por lo que procedemos a ejecutar la Garantía Financiera Pignoraticia.

En consecuencia, les damos instrucciones irrevocables para que procedan a lo siguiente: [ ● ] [a completar con las instrucciones de ejecución o traspaso del Efectivo (o activos correspondientes) que procedan según establezca la Parte Garantizada de conformidad con lo previsto en la cláusula [ ● ] de la Garantía Financiera Pignoraticia (Ejecución de la garantía financiera pignoraticia)].

Atentamente,

[ ● ]

[Translation of the Enforcement Notice provided for information purposes only]

Dear Sirs,

Enforcement Notice of the Financial Security Interest

We are contacting you in connection with the (i) confirmation (the “Confirmation”) entered into by you on 5 April 2024 and subject to English law, which supplements, forms part of, and is subject to the ISDA 2002 Master Agreement dated as of 16 December 2016 between us (the “ISDA Master Agreement”, and together with the Confirmation, the “Agreement”) raised to the status of a Spanish document before the Notary of [Madrid] [Mr./Ms.] [ ● ] on [ ● ] and (ii) the financial security interest agreement over the cash in [ ● ] (the “Cash”) entered into on [ ● ] [ ● ] 2024 between [ ● ] as pledger and [ ● ] as secured party, and granted to secure the main financial obligations of the Agreement and subject to Royal Decree-Law 5/2005, 11 March elevated to the status of a Spanish document before the Notary of [Madrid] [Mr./Ms.] [ ● ] on this date (the “Financial Security Interest”).

By means of this notice, we inform you that an Enforcement Event has occurred (as this term is defined in the Agreement and in the Financial Security Interest) and thus, we proceed with the enforcement of the Financial Security Interest.

As a consequence, you are hereby irrevocably instructed to [ ● ] [to be completed with the instructions of enforcement or transfer of the Cash (or relevant assets) that may proceed as established by the Secured Party pursuant to the provisions set out in Clause [ ● ] of the Financial Security Interest (Enforcement of the Financial Security Interest)].

Yours faithfully,

[ ● ]

ANEXO 10.4 / SCHEDULE 10.4

MUESTRA DE LAS FIRMAS DE LOS FIRMANTES AUTORIZADOS DE LA PARTE GARANTIZADA / SPECIMEN OF SIGNATURES OF SECURED PARTIES AUTHORIZED SIGNATORY

ANEXO 11.1 / SCHEDULE 11.1

MINUTA DE ESCRITURA DE PODER IRREVOCABLE / FORM OF IRREVOCABLE Power of Attorney

ANEXO 22 / SCHEDULE 22

COPIA DEL CONTRATO / COPY OF THE AGREEMENT